Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Insured Premium Income Municipal Fund 2
33-64412, 811-07792


A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a
 new
investment
 management
 agreement

 Common and
 MuniPreferred
 shares voting
 together as a
 class

  MuniPreferred
 shares voting
 together as a
 class


   For

          18,676,358

                          -
   Against

               809,457

                          -
   Abstain

               727,055

                          -
   Broker Non
-Votes

            6,790,620

                          -
      Total

          27,003,490

                          -
To ratify the
 selection of
Ernst &
Young LLP as
 the
independent
registered
public
accounting
firm for the
current fiscal
year

   For

          26,289,311

                          -
   Against

               307,440

                          -
   Abstain

               406,739

                          -
      Total

          27,003,490

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 018712.